Exhibit 99.1
For Immediate Release
Local.com Reports Second Quarter 2011 Financial Results
IRVINE, Calif., Aug. 3, 2011 — Local.com Corporation (NASDAQ: LOCM), a leading online local media company, today reported its financial results for the second quarter of 2011.
SUMMARY RESULTS
(in thousands, except per share amounts)

	Q2 2011	Q1 2011	Q2 2010
Owned & Operated	$9,502	$10,242	$12,072
Network	3,716	3,723	6,980
SAS	2,366	2,830	3,952

Revenue	$15,584	$16,795	$23,004

Adjusted Net Income (Loss)*	$(1,903)	$8	$3,451

Plus interest and other income (expense), net	(30)	(55)	(61)
Less provision for income taxes	(51)	(11)	(122)
Less non-cash depreciation, amortization and stock compensation	(2,933)	(2,819)	(2,373)
Plus revaluation of warrants	411	1,559	335
Less non-recurring charges	(898)	—	—

GAAP net income (loss)	$(5,404)	$(1,318)	$1,230

Diluted Adjusted Net Income (Loss) per share *	$(0.09)	$0.00	$0.20
Diluted GAAP net income (loss) per share	$(0.25)	$(0.07)	$0.07

Diluted weighted average shares used for Adjusted Net Income (Loss) per share	21,254	20,593	17,342
Diluted weighted average shares used for GAAP net income (loss) per share	21,254	20,241	17,342

Cash	$13,482	$20,213	$15,049

*	See detailed reconciliation of GAAP to non-GAAP measures in the financial tables attached to this release.

“Although we were challenged with traffic monetization again in the second quarter, we have laid the foundation for our expected return to strong second half revenue growth. We believe that our recent acquisitions provide us with the teams and technologies needed to broaden our product range, and we’ve improved our sales capabilities in order to sell our products directly to local merchants,” said Heath Clarke, Local.com chairman and CEO. “We retained our agreement with Yahoo!, and we’re encouraged by early indications of monetization improvements from our new ad partner. The acquisition of Screamin’ Media Group accelerates our growth in the daily deals space, and we delivered record organic traffic for the second quarter.”
Second Quarter Results Highlights:
•	Revenue — Second quarter 2011 revenue of $15.6 million represents a decrease of 7% over first quarter 2011 revenue of $16.8 million.

•	GAAP Net Income (Loss) — Second quarter 2011 GAAP net loss was $5.4 million or ($0.25) per diluted share, compared to the first quarter 2011 GAAP net loss of $1.3 million or ($0.07) per diluted share.

•	Adjusted Net Income (Loss) — Second quarter 2011 Adjusted Net Loss was $1.9 million or ($0.09) per diluted share compared to first quarter 2011 Adjusted Net Income of $8,000 or $0.00 per diluted share, and includes a non-recurring adjustment for a change in officer and other severance costs incurred during the quarter totaling $898,000 or ($0.04) per diluted share.
Adjusted Net Income (Loss) is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock-based compensation charges; gain or loss on warrant revaluation; and non-recurring items.
An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures is included below and reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial tables attached to this release.
•	Cash — On June 30, 2011, the company’s cash balance was $13.5 million. Cash provided by operating activities of approximately $700,000 during the second quarter 2011 was offset by $6.4 million cash used for acquisitions and the purchase of intangible assets and $1.0 million used for capital expenditures.

•	Debt — The company had no debt during the second quarter 2011.
Second Quarter Operating and Recent Highlights:
•	Amended Yahoo!, Inc. Agreement — On July 29, 2011, the company entered into an extension and modification of its agreement with Yahoo! Inc., pursuant to which the company will display Yahoo!’s paid search results through July 31, 2012.

•	Record Organic and Overall Traffic — Overall traffic on the site and network was 82.9 million monthly unique visitors (MUVs) in the second quarter 2011, up 7% from the first quarter 2011 MUVs of 77.6 million. Organic traffic on the site and network was 30.8 million MUVs in the second quarter 2011, up 11.6% from the first quarter 2011 MUVs of 27.6 million. Organic traffic is defined as all non-SEM sourced traffic.

•	Screamin Media Group Acquisition — On July 9, 2011, the company acquired Screamin’ Media Group, Inc. (“SMG”), which operates Screamin’ Daily Deals, through the merger of the company’s wholly-owned subsidiary with and into SMG.

SMG became part of the company’s social buying business and is operating under the company’s Spreebird brand. SMG is now a wholly-owned subsidiary of the company and has moved its operations into the company’s principal offices in Irvine, California.

•	Google, Inc. Agreement — On June 30, 2011, the company entered into a Google Services Agreement with Google Inc.

•	Rovion Asset Acquisition — Effective May 5, 2011, the company completed its acquisition of substantially all of the assets of Rovion, Inc. for a total purchase price of approximately $2.2 million in cash. The assets acquired include a rich media advertising platform and toolset and various related assets.

•	Spreebird Launch — On May 2, 2011, the company launched Spreebird, the company’s new daily deal service, website and brand.

•	Krillion Acquisition — On April 29, 2011, the company acquired all the outstanding capital stock of Krillion, Inc. (Krillion) for approximately $3.5 million in cash. Krillion is a local shopping data and content provider. Krillion provides data on more than 70,000 products in more than 60,000 retail locations nationwide and will continue to power product locators for major brands. Krillion is now a wholly-owned subsidiary of Local.com with offices in Mountain View, Calif.

•	Appointments to Management Team — Recent changes to the management team include the following:
•	Mike Sawtell was appointed as chief operating officer

•	Tullio Siragusa joined the company as senior vice president sales

•	Steven Dong joined the company as vice president of finance

•	Rob Luskey was promoted to vice president business development

•	Mark Wallin was promoted to vice president product development.
•	Appointment to Board of Directors — On April 28, 2011, the company announced the appointment of Lowell W. Robinson to its board of directors. Robinson brings more than 20 years of senior level strategic management experience in the media, Internet, software and marketing services industries to the company.
Owned & Operated:
•	Revenue — Second quarter 2011 O&O revenue was $9.5 million, down 7% from first quarter 2011 revenue of $10.2 million.

•	Monetization of Traffic — Revenue per thousand visitors (RKV) for second quarter 2011 was $194, down 8% from first quarter 2011 RKV of $211.
Network:
•	Revenue — Second quarter 2011 Network revenue was $3.7 million, consistent with the first quarter 2011 Network revenue.

•	Network Sites — The Network business unit ended the second quarter 2011 with more than 1,400 regional media sites and more than 100,000 domains under management.

Sales & Advertiser Services:
•	Revenue — Second quarter 2011 SAS revenue was $2.4 million, down 14% from first quarter 2011 SAS revenue of $2.8 million.

•	Small Business Subscribers — SAS ended the second quarter 2011 with more than 35,000 small business subscribers. The decrease in subscribers was due to expected attrition after the company suspended acquisitions of additional subscriber bases in 2010.
Third Quarter 2011 Financial Guidance:
Revenue — The company expects third quarter 2011 revenue to be approximately $21.0 million.
Adjusted Net Income (Loss) — Due to limited monetization data from the new blend of ad partners during the third quarter 2011, Local.com is not providing specific Adjusted Net Income (Loss) guidance for the third quarter of 2011. However, Adjusted Net Loss for the third quarter 2011 is expected to be lower than the $1.9 million Adjusted Net Loss reported for the second quarter of 2011.
Projected third quarter 2011 Adjusted Net Income (Loss) Factors:
•	Interest Expense of between $130,000 and $150,000

•	State Tax Provision Expense between $40,000 and $60,000

•	Depreciation Expense of $720,000

•	Amortization Expense of $1.2 million

•	Stock Compensation Expense of $970,000

•	Warrant Revaluation Expense and Other Non-Recurring items are undeterminable*

*	The valuation of the warrant liability is based in large part on the underlying price and volatility of our common stock during the quarter. Since we cannot predict this, we cannot project the non-cash gain or loss in connection with these warrants, and therefore cannot reasonably project our GAAP net income (loss). We therefore cannot provide GAAP guidance, but do report GAAP results.

Conference Call Information:
Chairman and CEO Heath Clarke and CFO Ken Cragun will host a conference call today at 4:30 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-866-788-0541 or 1-857-350-1679, passcode #46514410. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local.com website at: http://ir.local.com. Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents, at: www.streetevents.com.
The replay can be accessed for approximately one week starting at 7:30 p.m. ET the day of the call by dialing 1-888-286-8010 or 1-617-801-6888, passcode #39408459. A replay of the webcast will be available for approximately 90 days at the company’s website, starting approximately one hour after the completion of the call.
About Local.com®
Local.com Corporation (NASDAQ:LOCM), a leading online local media company, enables brick-and-mortar businesses to connect with online customers using a variety of digital marketing products. The company reaches more than 20 million consumers each month on the flagship Local.com website, 1,400 regional media sites and more than 100,000 geo-category websites. The company distributes daily deals to hundreds of thousands of email subscribers in 14 markets via Spreebird, rich media ads via Rovion.com, and real-time product inventory information from more than 60,000 retailers nationwide via Krillion.com. To advertise, or for more information, visit: http://www.local.com/.
Forward Looking Statements
This press release contains forward looking statements that involve risks and uncertainties concerning Local.com Corporation’s expected financial performance, as well as Local.com’s strategic and operational plans. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, our advertising partners paying less RPC and revenues to us for our search results, our ability to adapt our business following the shifts in our monitization partners, our ability to monetize the Local.com domain, including at a profit, our ability to retain a monetization partner for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to develop, market and operate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the future performance of our OCTANE360 business, the integration and future performance of our social buying business, our Krillion business and our Rovion business, as well as any other businesses we may acquire, including our newly acquired Screamin Daily Deals business, our ability to successfully expand our Spreebird business into new markets, including through acquisitions, such as the Screamin Daily Deals acquisition, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our advertising products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.

Our most recent Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q and Form 10-Q/A, recent Current Reports on Form 8-K and Form 8-K/A, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of “Adjusted Net Income” which we define as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock-based compensation charges; gain or loss on warrant revaluation; and non-recurring items. Adjusted Net Income, as defined above, is not a measurement under GAAP. Adjusted Net Income is reconciled to net income (loss) which we believe is the most comparable GAAP measure. A reconciliation of net income (loss) to Adjusted Net Income is set forth at the end of this press release.
Management believes that Adjusted Net Income provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, warrant revaluation charges and non-recurring items which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income in evaluating the overall performance of the company’s business operations.
A limitation of non-GAAP Adjusted Net Income is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income in conjunction with net income (loss) and net income (loss) per share measures. The company believes that Adjusted Net Income provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.
# # #
Investor Relations Contact:
Brinlea C. Johnson
The Blueshirt Group
212-551-1453
brinlea@blueshirtgroup.com
Media Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com

LOCAL.COM CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	June 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,482	$13,079
Restricted cash	10	—
Accounts receivable, net of allowances of $294 and $297, respectively	10,981	11,912
Notes receivable — current portion	749	249
Prepaid expenses and other current assets	913	1,454

Total current assets	26,135	26,694

Property and equipment, net	7,792	7,119
Goodwill	20,340	17,339
Intangible assets, net	10,585	8,989
Long term portion of note receivable	637	751
Deposits	57	52

Total assets	$65,546	$60,944

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,047	$7,626
Accrued compensation	2,118	1,906
Deferred rent	602	641
Warrant liability	870	2,840
Other accrued liabilities	525	651
Revolving line of credit	—	7,000
Deferred revenue	381	699

Total current liabilities	12,543	21,363

Deferred income taxes	188	188

Total liabilities	12,731	21,551

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 65,000 shares authorized; 21,274 and 16,584 issued and outstanding, respectively	—	—
Additional paid-in capital	114,338	94,194
Accumulated deficit	(61,523)	(54,801)

Stockholders’ equity	52,815	39,393

Total liabilities and stockholders’ equity	$65,546	$60,944

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue	$15,584	$23,004	$32,379	$41,635

Costs and expenses:
Cost of revenues	10,812	13,176	21,800	23,978
Sales and marketing	4,646	3,945	7,928	7,043
General and administrative	3,291	2,209	5,901	4,123
Research and development	1,359	1,142	2,887	2,254
Amortization of intangibles	1,210	1,454	2,408	2,684

Total operating expenses	21,318	21,926	40,924	40,082

Operating income (loss)	(5,734)	1,078	(8,545)	1,553

Interest and other income (expense), net	(30)	(61)	(85)	(117)
Revaluation of warrants	411	335	1,970	63

Income (loss) before income taxes	(5,353)	1,352	(6,660)	1,499

Provision for income taxes	51	122	62	135

Net income (loss)	$(5,404)	$1,230	$(6,722)	$1,364

Per share data:

Basic net income (loss) per share	$(0.25)	$0.08	$(0.32)	$0.09

Diluted net income (loss) per share	$(0.25)	$0.07	$(0.32)	$0.08

Basic weighted average shares outstanding	21,254	15,989	20,750	15,301
Diluted weighted average shares outstanding	21,254	17,342	20,750	16,498
Supplemental Consolidated Statements of Operations Information
Stock-based Compensation Expense
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Cost of revenues	$66	$65	$153	$85
Sales and marketing	359	161	678	318
General and administrative	489	285	936	585
Research and development	106	149	225	296

Total stock-based compensation expense	$1,020	$660	$1,992	$1,284

Basic and diluted net stock-based compensation expense per share	$0.05	$0.04	$0.10	$0.08

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$(6,722)	$1,364
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	3,760	3,189
Provision for doubtful accounts	—	85
Stock-based compensation expense	1,992	1,284
Revaluation of warrants	(1,970)	(63)
Changes in operating assets and liabilities:
Accounts receivable	1,191	(7,069)
Note receivable	114	—
Prepaid expenses and other assets	554	(178)
Accounts payable and accrued liabilities	63	3,181
Deferred revenue	(398)	30

Net cash provided by (used in) operating activities	(1,416)	1,823

Cash flows from investing activities:
Capital expenditures	(2,013)	(1,715)
Issuance of notes receivable	(1,085)	—
Proceeds from notes receivable	585	—
Acquisitions, net of cash acquired	(6,217)	—
Purchases of intangible assets	(554)	(3,887)

Net cash used in investing activities	(9,284)	(5,602)

Cash flows from financing activities:
Proceeds from exercise of warrants	—	6,974
Proceeds from exercise of options	158	1,784
Proceeds from the public offering of common stock	18,227	—
Payment of revolving credit facility	(7,000)	(3,000)
Proceeds from revolving credit facility	—	3,000
Payment of financing related costs	(282)	(10)

Net cash provided by financing activities	11,103	8,748

Net increase in cash and cash equivalents	403	4,969
Cash and cash equivalents, beginning of period	13,079	10,080

Cash and cash equivalents, end of period	$13,482	$15,049

Supplemental Cash Flow Information:
Interest paid	$64	$381

Income taxes paid	$11	$206

LOCAL.COM CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
(in thousands, except per share amounts)
(Unaudited)

			Three Months
	Three Months Ended June 30,		Ended March 31,
	2011	2010	2011
Net income (loss)	$(5,404)	$1,230	$(1,318)

Less interest and other income (expense), net	30	61	55
Plus provision for income taxes	51	122	11
Plus amortization of intangibles	1,210	1,454	1,198
Plus depreciation	703	259	649
Plus stock-based compensation	1,020	660	972
Less revaluation of warrants	(411)	(335)	(1,559)
Plus non-recurring charges*	898	—	—

Adjusted Net Income (Loss)	$(1,903)	$3,451	$8

Diluted Adjusted Net Income (loss) per share	$(0.09)	$0.20	$0.00

Diluted weighted average shares outstanding	21,254	17,342	20,593

*	Included in non-recurring charges are costs incurred due to a change in officer as well as severance cost incurred during the quarter